UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TherapeuticsMD, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT DATED MAY 21, 2021

TO THE PROXY STATEMENT OF

THERAPEUTICSMD, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2021

Dear Stockholders:

On April 14, 2021, TherapeuticsMD, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), filed our definitive proxy statement (the “Proxy Statement”) seeking the vote of our stockholders at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) for the following purposes:

1. to elect a board of nine directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2. to approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2020 (“Say-On-Pay”);

3. to approve a stock option exchange program for those employees of the company who are not named executive officers (the “Non-Executive Option Exchange Program”);

4. to approve an amendment to the TherapeuticsMD, Inc. 2019 Stock Incentive Plan (the “2019 Plan”) to increase the number of authorized shares thereunder;

5. to ratify the appointment of Grant Thornton LLP, (“Grant Thornton”) an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2021; and

6. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Your vote is important to us!

Whether or not you plan to virtually attend, it is important that your shares be represented and voted at the Annual Meeting. You may vote your shares over the Internet as described in the Notice of Internet Availability of Proxy Materials. As an alternative, if you received a paper copy of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may also vote by telephone as described in your proxy card. Even if you have submitted a proxy before the meeting, you may still attend the meeting, revoke your proxy and vote virtually.

Our Board of Directors has unanimously recommended a vote “FOR” each of the nine current directors of the Company who are nominated for election at the Annual Meeting and “FOR” each of the other proposals presented in the Proxy Statement.

Required Votes; Required Votes

Our bylaws, as amended, provide that except as otherwise provided by law, or in our Amended and Restated Articles of Incorporation, as amended, a majority (or plurality for the election of directors) of the shares entitled to vote on the matter and represented either in person (virtually for this year’s Annual Meeting) or by proxy at the meeting in which a quorum is present shall be act of the stockholders. Therefore, assuming that a quorum is present, at the Annual Meeting (i) the nine persons receiving the largest number of “for” votes of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote (a plurality) will be elected directors; (ii) a majority of the shares entitled to vote on the matter and represented either virtually or by proxy at the Annual Meeting will be required to (A) approve the Non-Executive Option Exchange Program, (B) approve the amendment to the 2019 Plan, and (C) ratify the appointment of Grant Thornton as the independent auditor of our company for the fiscal year ending December 31, 2021; and (iii) although the Say-On-Pay vote is non-binding, our Board of Directors and Compensation Committee will consider the input of stockholders based on whether a majority of shares entitled to vote on the matter and represented either virtually or by proxy vote to approve the Say-On-Pay proposal.

This Supplement to the Proxy Statement is first being released to stockholders on or about May 21, 2021, and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

If you have any questions or require assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (for stockholders), or (212) 750-5833 (for banks and brokers).

We look forward to your continued support,

JOHN C.K. MILLIGAN, IV

Secretary